Execution Version

FIRST SUPPLEMENTAL INDENTURE
First Supplemental Indenture, dated as of December 20, 2024 (this “Supplemental Indenture”), among Varex Imaging Corporation, a Delaware corporation (the “Company”), the Guarantors listed on the signature pages hereto (collectively, the “Guarantors”), and Computershare Trust Company, N.A., in its capacity as trustee (as successor to Wells Fargo Bank, National Association, in its capacity as trustee) (in such capacity, the “Trustee”) and in its capacity as notes collateral agent (as successor to Wells Fargo Bank, National Association, in its capacity as notes collateral agent) (in such capacity, the “Notes Collateral Agent”).
W I T N E S S E T H
WHEREAS, each of the Company and the Guarantors has heretofore executed and delivered to Wells Fargo Bank, National Association, as trustee and as notes collateral agent, an indenture, dated as of September 30, 2020 (the “Base Indenture”, and, as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance of $300,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2027 (the “Existing Notes”);
WHEREAS, the Base Indenture provides that the Company may create and issue Additional Notes (as defined under the Base Indenture) under the Indenture that rank pari passu with the Existing Notes subject to compliance with Section 2.01 and Section 4.09 of the Base Indenture;
WHEREAS, the Company wishes to issue an additional $125,000,000 aggregate principal amount of 7.875% Senior Secured Notes due 2027 as Additional Notes under the Indenture (the “New Notes”) with the terms as set forth in this Supplemental Indenture;
WHEREAS, pursuant to Section 9.01(a)(1) of the Base Indenture, the Trustee, the Notes Collateral Agent, the Guarantors and the Company are authorized to amend the Base Indenture to cure any mistake, ambiguity, defect or inconsistency, without the consent of any Holder;
WHEREAS, pursuant to Section 9.01(a)(6) of the Base Indenture, the Trustee, the Notes Collateral Agent, the Guarantors and the Company are authorized to amend the Base Indenture to provide for the issuance of Additional Notes (as defined therein) in accordance with the limitations set forth in the Base Indenture, without the consent of any Holder;
WHEREAS, on the date hereof, the net proceeds received by the Company from the issuance of the New Notes shall be used solely as set forth in Section 3 herein;
WHEREAS, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture;
WHEREAS, the Company requested that the Trustee and the Notes Collateral Agent each execute and deliver this Supplemental Indenture; and
WHEREAS, all conditions and requirements necessary to the execution and delivery of this Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
2.Issuance of New Notes.
(a)Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Supplemental Indenture on December 20, 2024 is $125,000,000.
(b)Terms of New Notes. The New Notes shall be issued as Additional Notes under the Indenture and shall:
(1)be issued as part of the same series of Existing Notes previously issued under the Base Indenture, rank pari passu with the Existing Notes, and the New Notes and the Existing Notes shall form a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase;
(2)be issued on December 20, 2024 at a purchase price of 101.500% of the principal amount, plus accrued and unpaid interest from October 15, 2024 to, but excluding, December 20, 2024 in the amount of $1,777,343.75; Interest on the New Notes will be payable, in cash in arrears, on April 15 and October 15 of each year, with an initial payment for the New Notes on April 15, 2025;
(3)be issuable in whole in the form of one or more Global Notes to be held by DTC and in the form, including appropriate transfer restriction legends, provided in Exhibit A of the Base Indenture; and
(4)in the case of the New Notes sold under (x) Rule 144A, bear the CUSIP number of 92214X AC0 and ISIN number of US92214XAC02, and, (y) Regulation S of the Securities Act, initially bear the CUSIP number of U9219X AB8 and ISIN number of USU9219XAB83; provided, that, promptly following the expiration of the Distribution Compliance Period for the New Notes, the Company intends to cause the beneficial interests in the New Notes in the form of the Temporary Regulation S Global Note (CUSIP number of U9219X AB8 and ISIN number of USU9219XAB83) to be exchanged for beneficial interests in the New Notes in the form of the Permanent Regulation S Global Note (CUSIP number of U9219X AA0 and ISIN number of USU9219XAAA01) in accordance with applicable law and other terms of the Indenture.
(c)Authentication of New Notes. The Trustee shall, pursuant to an Authentication Order delivered in accordance with Section 2.02 of the Indenture, authenticate and deliver the New Notes for an aggregate principal amount specified in such Authentication Order.
3.Use of Proceeds from the New Notes.
(a)The Company agrees and covenants that the gross proceeds received by the Company from the issuance of the New Notes, which excludes the amount of pre-issuance accrued interest, will solely be used by the Company to (1) pay the fees and expenses related to the issuance of the New Notes and (2) fund the repayment of a portion of the outstanding 4.000% convertible senior unsecured notes due 2025 on their maturity date or the repurchase a portion of outstanding 4.000% convertible senior unsecured notes due 2025 prior to their maturity date, and may not be used for any purpose other than as set forth in this Section 3 (such gross proceeds, less the amount set forth in clause (1), the “Net Proceeds”).
(b)The Company agrees and covenants that the Net Proceeds received by the Company shall be deposited on the date hereof into a segregated, restricted securities account (the “Restricted Account”) that was established and maintained with and, subject to the Intercreditor Agreement (as defined under the Base Indenture), exclusively controlled by Zions Bancorporation, N.A. DBA Zions First National Bank, as administrative agent (the “Administrative Agent”). As of the date hereof, the Restricted Account will be subject to the terms of an account control agreement, dated as of December 20, 2024 (the “Restricted Account Control Agreement”), by and among the Company, Zions Bancorporation, N.A., DBA Zions First National Bank, as custodian, the Administrative Agent and Computershare Trust Company, N.A., solely in its capacity as Notes Collateral Agent. The Company agrees and covenants that the Net Proceeds received by the Company from the issuance of the New Notes will be held in the Restricted Account and invested by the Company as provided therein.
4.Amendment to Definition of “Non-Guarantor Subsidiaries”.
(a)    The definition of “Non-Guarantor Subsidiaries” in the Base Indenture is hereby amended by amending and restating such definition in its entirety to read as follows:
“Non-Guarantor Subsidiaries” means (x) any Unrestricted Subsidiary and (y) any Subsidiary of the Company that does not guarantee the Company’s Obligations under the ABL Credit Agreement or any other Indebtedness of the Company or a Guarantor of $25.0 million or more. The Board of Directors of the Company may designate any Restricted Subsidiary as a Non-Guarantor Subsidiary by filing with the Trustee a certified copy of a resolution of such Board of Directors giving effect to such designation and an Officer’s Certificate certifying as to the applicable clause of the definition of Non-Guarantor Subsidiaries that warrants such designation.
5.Ratification of Indenture; Supplemental Indenture Part of Indenture; Reaffirmation of the Guarantees and the Security Documents.
(a)    Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.
(b)    This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee and the Notes Collateral Agent make no representation or warranty, and neither the Trustee nor the Notes Collateral Agent shall be responsible in any manner whatsoever, with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company or Guarantors or otherwise, (iii) the due execution hereof by the Company or the Guarantors and/or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and neither the Trustee nor the Notes Collateral Agent makes any representation with respect to any such matters. The recitals contained herein may be taken as the statements of the Company, and the Trustee and the Notes Collateral Agent do not assume any responsibility for their correctness. The Trustee accepts and the Notes Collateral Agent consents to the amendments effected by this Supplemental Indenture, but only upon the conditions set forth in the Indenture and Exhibit A attached to the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee and Notes Collateral Agent, as the case may be, which terms and provisions shall in like manner define and limit their liabilities and responsibilities in the performance of the terms created by the Indenture and Exhibit A attached to the Indenture, as hereby amended.
(c)    Each Guarantor reaffirms its Guarantee set forth in Article 10 of the Base Indenture with regard to the New Notes. The Company and each Guarantor confirm that the existing security interests granted by such parties in favor of the Notes Collateral Agent, on behalf of itself, the Trustee and the Holders under the Security Documents shall continue to secure the Obligations under the Notes (including the New Notes), the Guarantees, the Indenture and the Security Documents to the extent provided for therein. The obligations of the Company and the Guarantors under this Supplemental Indenture and the New Notes shall be secured as provided in the Security Documents, and the holders of the Additional Notes shall be Notes Secured Parties.
6.Effectiveness. This Supplemental Indenture shall be effective and operative upon the Company, the Guarantors, the Trustee, the Notes Collateral Agent and the holders of the Notes immediately upon execution and delivery thereof by the parties hereto.
7.Successors. This Supplemental Indenture shall be binding on the Company, the Guarantors, the Notes Collateral Agent, the Trustee and the Holders and their respective successors and assigns and shall inure to the benefit of such parties and their respective successors and assigns.
8.Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
9.Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTORS, THE NOTES COLLATERAL AGENT AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE BASE INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
10.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

11.Severability. In case any one or more of the provisions in this Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
12.Headings. The headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
VAREX IMAGING CORPORATION
By:
    Name: David Van Woerkom
    Title: Treasurer
VAREX IMAGING WEST, LLC
By:
    Name: David Van Woerkom
    Title: Treasurer
VIRTUAL MEDIA INTEGRATION, LLC
By:
    Name: David Van Woerkom
    Title: Treasurer
VAREX IMAGING DEUTSCHLAND AG
By: /s/ Marcus Kirchhoff
    Name: Marcus Kirchhoff
    Title: Member of the Management Board
VAREX IMAGING INVESTMENTS B.V.
By:
    Name: Kimberley E. Honeysett
    Title: Managing Director
VAREX IMAGING AMERICAS CORPORATION
By:
    Name: David Van Woerkom
    Title: Treasurer

[Varex – Signature Page to Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
VAREX IMAGING CORPORATION
By: /s/ David Van Woerkom
    Name: David Van Woerkom
    Title: Treasurer
VAREX IMAGING WEST, LLC
By: /s/ David Van Woerkom
    Name: David Van Woerkom
    Title: Treasurer
VIRTUAL MEDIA INTEGRATION, LLC
By: /s/ David Van Woerkom
    Name: David Van Woerkom
    Title: Treasurer
VAREX IMAGING DEUTSCHLAND AG
By:
    Name: Marcus Kirchhoff
    Title: Member of the Management Board
VAREX IMAGING INVESTMENTS B.V.
By: /s/ Kimberley E. Honeysett
    Name: Kimberley E. Honeysett
    Title: Managing Director
VAREX IMAGING AMERICAS CORPORATION
By: /s/ David Van Woerkom
    Name: David Van Woerkom
    Title: Treasurer

[Varex – Signature Page to Supplemental Indenture]

VAREX IMAGING HOLDINGS, INC.
By: /s/ Kimberley E. Honeysett
    Name: Kimberley E. Honeysett
    Title: Vice President and Secretary
VAREX IMAGING WEST HOLDINGS, INC.
By:     /s/ David Van Woerkom
    Name: David Van Woerkom
    Title: Treasurer
[Varex – Signature Page to Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee
By: /s/ Nancy Chouanard
    Name: Nancy Chouanard
    Title: Vice President
COMPUTERSHARE TRUST COMPANY, N.A.,
as Notes Collateral Agent
By: /s/ Nancy Chouanard
    Name: Nancy Chouanard
    Title: Vice President

[Varex – Signature Page to Supplemental Indenture]